Exhibit 5.1

30 Rockefeller Plaza New York, NY 10112-2200 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

May 31, 2007
Inhibitex, Inc.
9005 Westside Parkway
Alpharetta, GA 30004

Re:	18,722,389 shares of common stock, as described in the Registration Statement on Form S-4 referred to below
Gentlemen and Ladies:
We have acted as counsel to Inhibitex, Inc., a Delaware corporation (“Inhibitex”), in connection with the preparation of a Registration Statement on Form S-4 (including the joint proxy statement/prospectus forming a part thereof, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance of up to 18,722,389 shares (the “Shares”) of Inhibitex common stock, par value $.001 per share (“Inhibitex Common Stock”), pursuant to an Agreement and Plan of Merger and Reorganization, dated as of April 9, 2007 (the “Merger Agreement”), by and among Inhibitex, FermaVir Pharmaceuticals, Inc., a Florida corporation (“FermaVir”), and Frost Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Inhibitex (“Merger Sub”). The Merger Agreement provides for the combination of FermaVir and Merger Sub into a single company through the merger of FermaVir with and into Merger Sub, with Merger Sub continuing as a wholly-owned subsidiary of Inhibitex under the name FermaVir Pharmaceuticals, Inc. (the “Merger”). The Merger Agreement also provides for (i) the cancellation and automatic conversion of each share of FermaVir issued and outstanding common stock into the right to receive the merger consideration, which consists of Inhibitex Common Stock, and (ii) the assumption by Inhibitex of each option and warrant exercisable for shares of FermaVir common stock, whereupon each assumed option and warrant will be exercisable for shares of Inhibitex Common Stock as described in the Merger Agreement.
We have examined such corporate records and documents and other matters as we have deemed necessary in order to render this opinion.
In making our examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to all authentic original documents of all documents submitted to us as copies and the authenticity of the originals of such copies, the legal capacity of natural persons, and the truth, accuracy and completeness (without independent investigation or verification) of the information, representations, warranties and statements contained in the records, agreements, instruments and other documents we have reviewed. In our examination of documents executed by parties other than Inhibitex and Merger Sub, we have assumed that such parties had, have or will have all requisite power and authority to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action and the due execution and delivery by such parties of all such agreements, instruments and other documents and the validity and binding effect thereof. As to any facts material to this opinion which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of Inhibitex and others.
Our opinion is limited to applicable provisions of the General Corporation Law of the State of Delaware (“Delaware Law”) and judicial decisions interpreting Delaware Law. We express no opinion with respect to the laws of any other jurisdiction and no opinion is expressed herein with respect to the qualifications of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.
Based upon the foregoing, it is our opinion that, following (i) effectiveness of the Registration Statement under the Securities Act, (ii) effectiveness of the Merger under Delaware Law and the Florida Business Corporation Act and (iii) issuance of the Shares in accordance with the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.
We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name in the joint proxy statement/prospectus contained therein under the caption “Legal Matters.” In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations promulgated by the Securities and Exchange Commission.
Very truly yours,
/s/ Dechert LLP
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